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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Metromedia International Group, Inc. of our report dated May 3, 1996 appearing on page F-2 of The Samuel Goldwyn Company's Annual Report on Form 10-K for the year ended March 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page F-21 of The Samuel Goldwyn Company's Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP
August 28, 1997